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                                                                      EXHIBIT 11


               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                                         For the Three Months Ended March 31,
                                                         -------------------------------------
                                                              1996                1995
                                                              ----                ----
Primary:
Net Income.................................               $ 5,450,384         $ 3,096,969
                                                          ===========         ===========
Weighted average number of shares of
common stock outstanding...................                12,483,631          12,268,677

Net effect of dilutive stock
options--based on the treasury stock
method using average market price..........                   688,962             334,953
                                                          -----------         -----------
Total weighted average number of
shares of common stock and common
stock equivalents outstanding..............                13,172,593          12,603,630
                                                          ===========         ===========

Net income per common share................               $      0.41         $      0.25

Fully diluted:

Net Income.................................               $ 5,450,384         $ 3,096,969
                                                          ===========         ===========
Weighted average number of shares of
common stock outstanding...................                12,483,631          12,268,677

Net effect of dilutive
stock options--based on
the treasury stock method
using the greater of the
average or quarter-end
market price...............................                 1,249,696             334,953
                                                          -----------         -----------
Total weighted average
number of shares of common
stock and common stock
equivalents outstanding....................                13,733,327          12,603,630
                                                          ===========         ===========
Net income per common share................               $      0.40         $      0.25
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